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                                                                    Exhibit 10.7

                                OPTION AGREEMENT

     This Option Agreement ("Option Agreement"), dated February 27, 2003 (the "Effective Date"), is entered into between Freeport LNG Investments, LLC, a Delaware limited liability company ("Investments"), and Cheniere Energy, Inc., a Delaware corporation ("Cheniere"). Each of Investments and Cheniere is sometimes referred to herein as a "Party," and together, are sometimes referred to herein as the "Parties."

                                 R E C I T A L S

     A. The Parties, Freeport LNG-GP, Inc., a Delaware corporation (the "General Partner"), Cheniere LNG, Inc., a Delaware corporation ("Cheniere LNG") and Freeport LNG Terminal, LLC, a Delaware limited liability company ("Terminal LLC," and together with Cheniere and Cheniere LNG, the "Cheniere Entities") executed a Contribution Agreement, dated August 26, 2002, as amended by the Extension and Amendment to the Contribution Agreement, dated September 19, 2002, the Second Extension and Amendment to the Contribution Agreement, effective as of October 4, 2002, and the Third Amendment to the Contribution Agreement, dated as of the Effective Date (collectively, the "Contribution Agreement");

     B. Pursuant to Section 5.2(b) of the Contribution Agreement, Investments agreed to enter into this Option Agreement at Closing; and

     C. Pursuant to Section 6.2(d)(v) of the Contribution Agreement, Investments' execution of this Option Agreement is a condition to the Cheniere Entities Closing the Contribution Agreement.

     D. Capitalized terms used herein and not otherwise defined herein have the meaning given to them in the Contribution Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

     1. Grant of Option. Investments grants to Cheniere the right and option to acquire 40% of any payment, interest or value (collectively, an "Interest") held or received by Investments or any of its Affiliates (hereinafter collectively, "Investments") in (a) any Freeport LNG Facility, other than the Project (a "Second Freeport LNG Facility") or (b) any partnership, joint venture, corporation or entity formed by Investments to pursue the development of any Second Freeport LNG Facility (the "Option"); provided, however, that the Option and the Interest Cheniere shall acquire upon exercise of the Option (the "Cheniere Interest") shall not include the right to acquire any percentage of any compensation or payment paid to Investments for services rendered by Investments to such Second Freeport LNG Facility, unless the terms of such compensation and payment paid to Investments for services rendered are less favorable to the Second Freeport LNG Facility than could be obtained in arms length negotiations with unrelated third parties.

     2. Terms and Conditions. Such Cheniere Interest shall be on the same terms and subject to the same conditions, including, but not limited to, any payment terms, as the Interest Investments holds (directly or indirectly) in such Second Freeport LNG Facility (the "Investment

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Interest"). In addition, the Cheniere Interest shall be subject to the same proportionate dilution as the Investment Interest.

     3. Exercise of Option. Upon Investments acquiring an Investment Interest in any Second Freeport LNG Facility or the formation of any partnership, joint venture, corporation or entity to do the same, then:

          (a) Investments must provide Cheniere written notice stating (i) that Investments has acquired an Investment Interest in a Second Freeport LNG Facility, (ii) the general terms of the Investment Interest in such Second Freeport LNG Facility and (iii) that Cheniere may exercise its Option to acquire a Cheniere Interest (a "Option Notice).

          (b) At any time prior to the end of the 30-Day Period (as defined below), Cheniere shall have the right to request (i) detailed information regarding the Investment Interest in the Second Freeport LNG Facility and (ii) reasonable access to legal, accounting and business due diligence regarding the Second Freeport LNG Facility (collectively, "Due Diligence Material"). Investments shall provide Cheniere with reasonable access to the Due Diligence Material.

          (c) Within 30 days of receipt of such Option Notice (the "30-Day Period"), Cheniere shall have the right to notify Investments in writing of its intent to exercise the Option (an "Election Notice"). Upon delivery of the Election Notice, (i) Cheniere and its Representatives (as defined below) shall be deemed to be satisfied with the results of their legal, accounting and due diligence investigation and (ii) Cheniere shall then be obligated to enter into such definitive documents as are deemed necessary to evidence the Cheniere Interest in such Second Freeport LNG Facility (the "Definitive Documents").

     If Cheniere fails to deliver an Election Notice to Investment before 5:00 p.m. (MT) on the last day of such 30-Day Period, it will be assumed that Cheniere does not intend to exercise its Option with regard to such Second Freeport LNG Facility discussed in such Option Notice and thereby waives any rights it has hereunder to such Cheniere Interest in such Second Freeport LNG Facility.

     4.   Confidentiality.

          (a) Cheniere hereby agrees that it will hold in strictest confidence any and all Evaluation Material (as defined below), and shall not disclose such Evaluation Material to any person except those employees, directors, officers, agents, advisors, consultants, affiliates or representatives of Cheniere (the "Representatives") who have a need to know in the course of the performance of their duties; provided that (a) each such Representative shall be bound by obligations of confidentiality no less stringent than as set forth in this Option Agreement, (b) Cheniere shall expressly disclose the confidential nature of the Evaluation Material to the Representatives and shall direct each Representative not to disclose to

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               any other person any Evaluation Material and agrees to take such appropriate action by instruction or agreement with its Representatives to satisfy its obligations hereunder and (c) Cheniere agrees to be responsible for any breach of this Option Agreement by its Representatives. Cheniere shall use such Evaluation Material only for the purpose for which it is disclosed and shall not otherwise use or exploit it for its own benefit without the prior written consent of Investments.

          (b) For purposes of this Section 4, "Evaluation Material" shall include without limitation any and all information, ideas, data, reports, analyses, compilations, studies, interpretations, projections, forecasts, records, designs, methods, discoveries, improvements, products or services, trade secrets, product data and specifications, proprietary rights, business affairs, product developments, customer information or employee information and other materials that were provided to Cheniere in the course of
               (a) notifying Cheniere of its right to exercise the Option, including, but not limited to, the Option Notice and (b) assisting Cheniere in its decision regarding the exercise of the Option, including, but not limited to, the Due Diligence Material. The term "Evaluation Material" shall also include all information, data, reports, analyses, computations, studies, interpretations, projections, forecasts, records, notes, memoranda, summaries or other materials in whatever form maintained, whether documentary, computerized or otherwise, whether prepared by Cheniere or one of its Representatives, that contain or otherwise reflect or are based upon, in whole or in part, any such Evaluation Material or that reflect the Cheniere's or its Representative's assessment on whether to exercise the Option. The term "Evaluation Material" shall not include (1) information generally available to the public and (2) information independently developed or acquired by Cheniere or its Representatives without reliance in any way on other Evaluation Material.

          (c) If Cheniere decides not to exercise the Option, Cheniere shall return promptly to Investments, or destroy, all copies, extracts or other reproductions in whole or in part of the Evaluation Material in the possession of Cheniere or its Representatives. Such destruction shall, if requested, be certified in writing to Investments by an authorized officer of Cheniere supervising such destruction. Notwithstanding the return or destruction of the Evaluation Material, Cheniere and its Representatives will continue to be bound by Cheniere's obligations of confidentiality and other obligations hereunder.

     5. Closing. The closing ("Option Closing") of the purchase of the Cheniere Interest shall on a date set forth by Investments, which date shall be reasonably available to Cheniere and shall be in no event earlier than 15 days after receipt of the Election Notice. The Option Closing shall take place at the office of Brownstein, Hyatt & Farber, P.C., 410 17/th/ Street, Suite 220, Denver Colorado. At the Closing:

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          (a)  Cheniere shall execute the Definitive Documents;

          (b) If applicable, Cheniere shall provide the necessary funds or property to acquire the Cheniere Interest; and

          (c) Cheniere shall pay its proportionate share of all costs and expenses incurred by the Second Freeport LNG Facility as of the Option Closing, to the extent, and on the same terms, as Investments is obligated to incur such costs and expenses, and shall covenant and agree to pay its proportionate share of all future costs and expenses incurred by the Second Freeport LNG Facility and any future capital calls made by such Second Freeport LNG Facility, to the extent, and on the same terms, as Investments is obligated to incur such costs and expenses or make such future capital call.

     6. Representations and Warranties of Cheniere. Cheniere represents and warrants to Investments that as of the date hereof and as of the Closing (a) Cheniere is corporation, duly organized validly existing and in good standing under the laws of the State of Delaware, (b) Cheniere has the corporate power and authority to enter into this Option Agreement, and to consummate the transactions contemplated hereby and (c) that this Option Agreement constitutes a legal, valid and binding obligation of Cheniere enforceable against Cheniere in accordance with its terms.

     7. Covenants of Cheniere. Cheniere acknowledges and agrees that it shall be solely responsible for all obligations of the Cheniere Entities with regard to the Option or any Cheniere Interest under the Contango Option.

     8. Representations and Warranties of Investments. Investments represents and warrants to Cheniere that as of the date hereof and as of the Closing Date
(a) Investments is a limited liability company duly organized validly existing and in good standing under the laws of the State of Delaware, (b) Investments has the limited liability company power and authority to enter into this Option Agreement and to consummate the transactions contemplated hereby and (c) that this Option Agreement constitutes a legal, valid and binding obligation of Investments enforceable against Investments in accordance with its terms.

     9. Termination. In the event that Cheniere delivers the Exercise Notice to Investments and then fails to consummate the Option Closing on the date set by Investments (subject to such extensions as shall be mutually agreed to by the Parties), in addition to any other remedies available under law and equity, this Option Agreement shall immediately terminate and Investments shall be entitled to pursue any Interest in a Second Freeport LNG Facility without any further obligation to Cheniere hereunder.

     10. No Third Party Beneficiaries. Except as specifically set forth herein, this Option Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11. Entire Option Agreement. This Option Agreement constitutes the entire Option Agreement between the Parties and supersedes any prior understandings, Option Agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

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     12.  Assignment. Except as set forth below, this Option Agreement and any rights and obligations hereunder shall not be assignable or transferable by Cheniere (including by operation of law, in connection with a merger or sale of stock, or sale of substantially all the assets of Cheniere) without the prior written consent of the Investments and any purported assignment without such consent shall be void and without effect.

     13. Counterparts; Facsimile Signatures. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Each Party hereto agrees to accept the facsimile signature of the other Party hereto and to be bound by its own facsimile signature; provided, however, that the Parties shall exchange original signatures by overnight mail.

     14. Headings. The section headings contained in this Option Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Option Agreement.

     15. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed received (a) upon confirmation of an electronic mail or facsimile message, (b) one Business Day following the date sent when sent by overnight delivery via a reputable courier or (c) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, at the following addresses:

     If to the Cheniere:

          Cheniere Energy, Inc.
          333 Clay St., Suite 3400
          Houston, TX  77002
          Facsimile: (713) 659-5459
          Attn: Charif Souki

     with a copy to:

          Andrews & Kurth, L.L.P.
          600 Travis, Suite 4200
          Houston, TX  77002
          Facsimile: (713) 220-4285
          Attn: Michael Overman, Esq.

     If to Investments:

          1200 Smith Street
          Suite 600
          Houston, TX 77002
          Facsimile: (713) 980-2903
          Attn: Michael S. Smith

     with copies to:

          Brownstein Hyatt & Farber, P.C.
          410 Seventeenth Street, 22nd Floor

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         Denver, CO 80202
         Facsimile: (303) 223-1111
         Attn:  Steven C. Demby, Esq.

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     16. Governing Law. This Option Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) to the extent such provisions or rules would apply the law of another jurisdiction.

     17. Amendments and Waivers. No amendment of any provision of this Option Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent to such occurrence.

     18. Severability. Any term or provision of this Option Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     19. Expenses. Except as otherwise expressly provided in this Option Agreement, each Party will pay all of its costs and expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Option Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Option Agreement.

     20. Construction. The Parties have participated jointly in the negotiation and drafting of this Option Agreement. In the event an ambiguity or question of intent or interpretation arises, this Option Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Option Agreement.

     21. Attorneys Fees. If either Party brings any suit, action, counterclaim, or arbitration to enforce the provisions of this Option Agreement (including without limitation enforcement of any award or judgment obtained with respect to this Option Agreement), the prevailing Party shall be entitled to recover a reasonable allowance for attorneys' fees, litigation expenses, and the cost of arbitration in addition to court costs.

     22. Jurisdiction. Each Party agrees that all Actions arising out of or based upon this Option Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal courts located in the City of Houston in the State of Texas. Each Party by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal courts located in the State of Texas for the purpose of any Action arising out of or based upon this Option Agreement or

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the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief, that its property is exempt or immune from attachment or execution, that any such Action may not be brought or maintained in the above-named court, should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other Action in any court other than the above-named court, or that this Option Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each Party hereby consents to service of process in any such Action in any manner permitted by the laws of the State of Texas, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to
Section 15 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such Action any claim that service of process made in accordance with Section 15 hereof does not constitute good and sufficient service of process. The provisions of this Section 22 shall not restrict the ability of any Party to enforce in any court any judgment obtained in the state or federal courts located in the State of Texas.

     23. Waiver of Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY TO THIS OPTION AGREEMENT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS OPTION AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS ARTICLE XI WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the Parties have caused this Option Agreement to be executed individually or by their duly authorized officers on the date first above written.

CHENIERE:                                     CHENIERE ENERGY, INC.


                                              By:    /s/ Charif Souki
                                                     ---------------------------
                                              Name:  Charif Souki
                                              Title: Chairman


INVESTMENTS:                                  FREEPORT LNG INVESTMENTS, LLC


                                              By:    /s/ Michael S. Smith
                                                     ---------------------------
                                              Name:  Michael S. Smith
                                              Title: Managing Member

                      [Signature Page to Option Agreement]

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